UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2012

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA		22209
(Address of Principal Executive Offices)		(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 17, 2012, MCG Capital Corporation, a Delaware corporation (“MCG”), announced that its Board of Directors had authorized a stock repurchase program of up to $35.0 million.

Under the program, MCG management is authorized to repurchase shares in open market transactions, including through block purchases, depending on prevailing market conditions and other factors.

The repurchase program may be extended, modified or discontinued at any time for any reason. The program does not obligate MCG to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases.

*****

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: January 17, 2012	By:	/s/ Stephen J. Bacica
Stephen J. Bacica Chief Financial Officer